                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               CRAIG CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               CRAIG CORPORATION
                       550 SOUTH HOPE STREET, SUITE 1825
                             LOS ANGELES, CA  90071



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 29, 1996


     The Annual Meeting of Stockholders of Craig Corporation, a Delaware corporation, will be held at the Four Seasons Hotel, 300 South Doheny Drive, in the Almond Room, Los Angeles, California on Thursday, February 29, 1996 at 10:00 a.m., Los Angeles time, for the following purposes:

     (1)  To elect a Board of Directors for the ensuing year; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     A copy of the Company's Annual Report for its fiscal year ended September 30, 1995 is enclosed. Only stockholders of record at the close of business on January 4, 1996 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     Whether or not you expect to attend the Annual Meeting in person, please fill in, sign, date and complete the enclosed proxy card and return it promptly in the accompanying postage prepaid, pre-addressed envelope, to assure that your shares will be represented.

                                  By Order of the Board of Directors


                                  /s/ Robin W. Skophammer

                                  Robin W. Skophammer
                                  Secretary



February 5, 1996



PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, IN ORDER TO ENSURE THAT YOUR VOTES ARE COUNTED.

                               CRAIG CORPORATION
                       550 SOUTH HOPE STREET, SUITE 1825
                             LOS ANGELES, CA  90071
                                 (213) 239-0555

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 29, 1996

PERSONS MAKING THE SOLICITATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Craig Corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders to be held on February 29, 1996 and at any adjournment thereof. This proxy statement is first being mailed to stockholders on or about February 5, 1996. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the meeting.

     In addition to the solicitation by mail, regular employees of the Company and its Transfer Agent may solicit proxies in person or by telephone without additional compensation. The Company also will pay persons holding shares in their own names or in the names of their nominees, but not owning such shares beneficially, for the expenses of forwarding soliciting materials to the beneficial owners. The Company will bear all expenses incurred in soliciting its stockholders.

REVOCABILITY OF PROXY

     Any proxy given by a stockholder of the Company may be revoked at any time before it is voted at the annual meeting by a written notice to the Secretary of the Company, or upon request if the stockholder is present at the meeting. Each valid proxy returned which is not revoked, unless indicated otherwise on the proxy card, will be voted in the election of directors for the nominees as described herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of Common Stock and Class A Common Preference Stock of the Company at the close of business on January 4, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof. The outstanding voting securities of the Company on that date consisted of 4,210,870 shares of Common Stock, $.25 par value and 1,622,000 shares of Class A Common Preference Stock, $.01 par value. Stockholders are entitled to 30 votes for each share of Common Stock and 1 vote for each share of Class A Common Preference Stock held of record.

     The following table sets forth information as of January 31, 1996 with respect to persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Class A Common Preference Stock of the Company and as to the number of shares beneficially owned by each director and nominee, and by all the officers and directors as a group.

All persons listed, unless otherwise stated, have sole voting and investment power with respect to Common Stock and Class A Common Preference Stock beneficially owned by them.

                                                                                                   CLASS A COMMON
                                                                COMMON STOCK                      PREFERENCE STOCK
                                                      -------------------------------    -----------------------------------
                                                         AMOUNT           PERCENTAGE        AMOUNT               PERCENTAGE
     NAME AND ADDRESS                                 BENEFICIALLY           OF          BENEFICIALLY            OF CLASS A
   OF  BENEFICIAL OWNER                                 OWNED(11)        COMMON STOCK      OWNED(11)            COMMON STOCK
   --------------------                               ------------       ------------    ------------           ------------

James J. Cotter (1)                                     1,997,260           44.0%           129,200                 7.9%
  120 N. Robertson Blvd.
  Los Angeles, CA  90048
Hecco Ventures(1)                                         617,438           13.6%            51,700                 3.2%
  120 N. Robertson Blvd.
  Los Angeles, CA  90048
Southeastern Asset Management, Inc.(2)                    950,500           20.9%
  6075 Poplar Avenue, Suite 900
  Memphis, TN  38119
First Pacific Advisors, Inc.(3)                                                             435,600                26.7%
  11400 West Olympic Blvd.
  Suite 1200
  Los Angeles, CA  90064
Don C. Whitaker                                                                             139,400                 8.5%
  23 Beechwood
  Irvine, CA  92714
Lawndale Capital Management, Inc.(4)                                                        163,900                10.0%
  One Sansome St. Ste. 3900
  San Francisco, CA  94104
S. Craig Tompkins (5)(6)                                                                      9,750                  .6%
William D. Gould (5)(7)                                    23,600             .5%             2,500                  .2%
Gerard P Laheney (5)(8)                                    15,000             .3%
Ralph B. Perry III (5)(9)                                  23,600             .5%            12,000                  .7%
Edward L. Kane (5)                                          1,500
Robin W. Skophammer(5)(8)                                  15,000             .3%
Officers and Directors                                  2,075,960           45.7%           152,450                 9.3%
 as a group (7 persons)(10)

_______________
 (1) Includes the Common Stock and Class A Common Preference Stock owned by Hecco Ventures I ("HVI"), which is a California general partnership. James
     J. Cotter is a general partner of a general partner of HVI and, accordingly, has shared voting and dispositive power with respect to such shares held by HVI. With respect to the Common Stock held by Mr. Cotter, the shares include exercisable options to acquire 300,000 shares held by Mr. Cotter.

 (2) According to Amendment Number 5 to the Report on Schedule 13G filed by Southeastern Asset Management, Inc. ("SAM"), on or about February 13, 1995, SAM is an investment advisor registered under Section 203 of the Investment Advisers Act. The securities attributed to SAM are owned legally by SAM's investment advisory clients and none are owned directly or indirectly by SAM. Included within the 950,500 shares covered by the amendment are 298,500 shares owned by certain qualified retirement plans as to which SAM has sole power to vote or to direct the vote, and 652,000 shares (including securities owned by an open-ended management investment company as to which SAM serves as advisor) as to which SAM has no power to vote. SAM has the power to dispose or to direct the disposition of 525,500 shares and shared power to dispose or to direct the disposition of 425,000 shares.

 (3) Includes 160,000 shares which are owned by FPA Capital Fund, Inc. over which First Pacific Advisors, Inc. has shared dispositive power.

 (4) Includes 125,700 shares which are owned by Diamond A Partners, L.P. ("DAP") and 18,000 shares which are owned by Diamond A Investors L.P. ("DAI") but have shared voting and dispositive power with Lawndale Capital Management, Inc. and Andrew E. Shapiro. According to a report on Schedule 13D dated May 22, 1995, Lawndale Capital Management, Inc., is the investment advisor to DAP and DAI, which are investment limited partnerships.

 (5) Addresses are c/o the Company, 550 South Hope Street, Suite 1825, Los Angeles, California 9007l.

 (6) Includes 8,750 vested shares subject to a currently exercisable option to purchase Class A Common Preference Stock. Does not include 8,750 shares subject to an option to purchase Class A Common Preference Stock which is not currently exercisable.

 (7) Includes 8,600 shares of Common Stock and 1,500 shares of Class A Common Preference Stock owned by a trust for the benefit of Mr. Gould's children, of which he is co-trustee; Mr. Gould disclaims beneficial ownership of the shares held in the trust.

 (8) Represents shares subject to an exercisable option to purchase Common
     Stock.

 (9) Includes 600 shares owned by Mr. Perry's wife, as to which Mr. Perry disclaims beneficial ownership.

(10) The common shares beneficially owned include (i) 330,000 shares of Common Stock subject to currently exercisable stock options and (ii) an aggregate of 9,200 shares of Common Stock as to which Messrs. Gould and Perry disclaim beneficial ownership. The Class A Common Preference shares beneficially owned include 8,750 shares of currently exercisable stock options and 1,500 shares as to which Mr. Gould disclaims beneficial ownership.

(11) All shares subject to stock options currently exercisable, or which become exercisable on or before March 31, 1996, are deemed to be outstanding for the purpose of determining the percentage of each class held by such person.

ELECTION OF DIRECTORS

     Six directors are to be elected at the Annual Meeting. The term of office for all nominees listed below will expire at the next Annual Meeting to be held in 1997 or when their successors are elected and qualified. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below, all of whom are currently directors of the Company. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the next Annual Meeting of Stockholders.

     The names of the nominees for director, together with certain information regarding them, are as follows:


     NAME                        AGE   POSITION
     ----                        ---   --------

     James J. Cotter              57   Chairman of the Board
     S. Craig Tompkins            45   President and a Director
     William D. Gould(1)(2)       57   Director
     Edward L. Kane               57   Director
     Gerard P. Laheney(1)         57   Director
     Ralph B. Perry III (2)       59   Director


(1) Member of the Compensation Committee. The Compensation Committee's functions include the review of all compensation and employment agreements with the Company's officers and directors. The Compensation Committee held three meetings during the fiscal year ended September 30, 1995.

(2) Member of the Audit Committee. The Audit Committee held one meeting during the fiscal year ended September 30, 1995. The Audit Committee's functions include the recommendation of independent auditors to the Board and approval of the scope of their services and proposed fees for such services.


     During the fiscal year ended September 30, 1995, the Board of Directors held seven meetings. Each director attended at least 80% of the meetings of the Board of Directors and all committees on which he served.

     Mr. Cotter has been a Director of the Company since 1985 and the Chairman of the Board of Directors since 1988. Mr. Cotter has been Chairman of the Board of Reading Company (approximately 49.3% owned by the Company) since December 1991 and a director since September 1990. He is also the Chairman of Reading Cinema, Inc., a wholly owned subsidiary of Reading Company and Reading International Cinemas LLC, a limited liability company owned in equal shares by the Company and Reading Company. Since 1987, Mr. Cotter has been a director of Stater Bros. Holdings Inc. ("SBH") and its predecessors (50% owned by the Company). Mr. Cotter has been a director and the Chairman of the Board of Citadel Holding Corporation ("Citadel", of which the Company owns approximately 39.5% of the aggregate voting power) since 1991. From October 1991 to June 1992, Mr. Cotter also served as the acting Chairman of Citadel's then wholly-owned subsidiary, Fidelity Federal Bank, FSB ("Fidelity") and served as a director of Fidelity until December 1993. Mr. Cotter has been a director and Chief Executive Officer of Townhouse Cinemas Corporation (motion picture exhibition) since 1987, Executive Vice President and a director of the Decurion Corporation (motion picture exhibition) since 1969 and of Pacific Theatres, Inc., a wholly-owned subsidiary of Decurion Corporation.

     Mr. Tompkins has been President and a director of the Company since March 1993. Mr. Tompkins is also the President and a director of Reading Company and has served in such positions since March 1993. He serves as the Vice Chairman of Reading Cinemas, Inc. and Reading International Cinemas LLC. Prior thereto, Mr. Tompkins was a partner in the law firm of Gibson, Dunn & Crutcher for more than five years. Mr. Tompkins has been a director of Citadel Holding Corporation since May 1993, became Vice Chairman in August 1994 and Secretary, Treasurer and Principal Accounting Officer in September 1994. He has been a director of G&L Realty Corp., a New York Stock Exchange listed REIT, since December 1993.

     Mr. Gould has been a director of the Company since 1985, and is Chairman of the Compensation Committee. Mr. Gould has served as a director of Citadel Holding Corporation since June 1995. Since July 1986, Mr. Gould has been a member of Troy & Gould Professional Corporation, a law firm that the Company has retained during its last fiscal year.

     Mr. Kane has been a director of the Company since 1985 and served as President of the Company from January 1988 through January 1993. Until November 1995, Mr. Kane served as a consultant to Sun Surgery Corporation, a subsidiary of Sun Healthcare Group, Inc. and served as Vice President of Sun Surgery Corporation from February through July 1995. Prior to its acquisition by Sun Heathcare Group, Inc., in February 1995, Mr. Kane served as Chairman, Chief Executive Officer and a director of Altis Outpatient Services, Inc., since February 1993, which owned and operated ambulatory surgical centers. Mr. Kane has served as a Director of Reading Company since 1989 and was President of Reading Company from December 1991 through January 1993. Mr. Kane is also a director of BDI Investment Corporation. He served as a director of Stater Bros. Holdings Inc. and its predecessors from 1988 until January 1993. Mr. Kane was also the Chairman of the Board of Citadel Holding Corporation and Fidelity Federal Bank from March 1989 to October 1991.

     Mr. Laheney has been a director of the Company since 1990. Mr. Laheney has served as a director of Reading Company since November 1993. Since July 1995, Mr. Laheney has been a portfolio manager for Portfolio Resources Group overseeing global equities, fixed income and foreign exchange investments. Mr. Laheney has been President of Aegis Investment Management Company, an investment advisory firm specializing in global investment portfolio management since August 1993. Mr. Laheney was Vice President of The Partners Financial Group, Inc., between December 1993 through June 1995 and a Vice President of Dean Witter Reynolds from April 1990 until December 1993.

     Mr. Perry has been a director of the Company since 1985 and is Chairman of the Audit Committee. Mr. Perry has been a member in the Los Angeles, California law firm of Graven Perry Block Brody & Qualls, a professional corporation, since 1968. He is also a director of Reading Company and Fidelity Federal Bank. He served as a director of Citadel Holding Corporation from August 1985 through April 1993 and has served as a director of Fidelity since August 1985 and of Reading Company since December 1988.

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock or Class A Common Preference Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). The Commission's rules also require such reporting persons to furnish the Company with a copy of all Section 16(a) forms they file.

     Based solely on a review of the copies of the forms which the Company received and written representations from certain reporting persons, the Company believes that, during the fiscal year ended September 30, 1995, all filing requirements applicable to reporting persons were fulfilled.

DIRECTOR COMPENSATION

     Directors who are not officers or employees of the Company receive for services as a Director a fee of $25,000 per annum.

EXECUTIVE COMPENSATION
----------------------

     I.   SUMMARY COMPENSATION TABLE

     The following table shows, for the years ended September 30, 1995, 1994 and 1993, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Chairman of the Board and each of the most highly compensated executive officers of the Company whose compensation exceeded $100,000 in all capacities in which they served.

                                                                                              LONG TERM
                                                      ANNUAL COMPENSATION                       AWARDS
                                       -----------------------------------------------------  ---------
                                                                             OTHER ANNUAL
       NAME AND                                SALARY       BONUS           COMPENSATION (1)   OPTIONS
  PRINCIPAL POSITION                   YEAR      ($)         ($)                  ($)            (#)
  ------------------                   ----    ------       -----           ----------------  ---------
JAMES J. COTTER:
Chairman of the
   Board, Craig                        1995                                   $350,000(2)      300,000(6)
                                                                                              (175,000)(6)
                                       1994                $500,000           $350,000(2)
                                       1993                                   $350,000(2)       175,000 (6)
                                                                                              (175,000)
Chairman of the
   Board, Reading (3)                  1995                                   $150,000
                                       1994                                   $150,000
                                       1993                                   $150,000

Director of SBH(3)                     1995                                   $ 25,000
                                       1994                                   $ 25,000
                                       1993                                   $ 25,550

Chairman of the Board,
   Citadel(3)                          1995                $192,500           $ 52,243
                                       1994                                   $ 84,511
                                       1993                                   $100,000


                                                                                              LONG TERM
                                                      ANNUAL COMPENSATION                       AWARDS
                                       -----------------------------------------------------  ---------
                                                                             OTHER ANNUAL
       NAME AND                                SALARY       BONUS           COMPENSATION (1)   OPTIONS
  PRINCIPAL POSITION                   YEAR      ($)         ($)                  ($)            (#)
  ------------------                   ----    ------       -----           ----------------  ---------

S. CRAIG TOMPKINS(4):
President, Craig                       1995   $180,000     $ 80,000
                                       1994   $180,000
                                       1993   $105,000                                          17,500

President, Reading (3)                 1995   $180,000
                                       1994   $180,000                                          17,500
                                       1993   $105,000

Director, Citadel(3)                   1995                $ 60,000           $ 41,184
                                       1994                                   $ 64,062

ROBIN SKOPHAMMER(5):
Chief Financial
   Officer, Craig                      1995   $150,000     $ 15,000
                                       1994   $139,100
                                       1993   $122,600

   Director of SBH(3)                  1994                                   $ 10,900
                                       1993                                   $ 17,166

----------------------------
(1) Excludes perquisites if the aggregate amount of such annual compensation to the executive did not exceed $50,000 or 10% of the annual salary plus bonus, if less.

(2) Amount is paid pursuant to a consulting agreement between the Company and Mr. James J. Cotter which terminates on September 30, 1997. The Company owns a condominium in a high-rise building, located in Hollywood, California, which the Company uses as an executive office, and which is personally used from time to time by the Chairman of the Board. Since the incremental cost to the Company of Mr. Cotter's personal use of these facilities is negligible, that cost has not been included as compensation in the table.

(3) As of September 30, 1995, Stater Bros. Holdings Inc. ("SBH"), Reading Company ("Reading") and Citadel Holding Corporation ("Citadel") are considered affiliates of the Company and, accordingly, amounts paid or earned by the listed executives from their services provided to these companies are included in this schedule. The Company has no liability to the individuals for these amounts. All amounts reported are liabilities or have been paid directly by the respective company to the executives for services rendered in the capacities outlined. Any shares listed as option awards refer to that respective Company's securities.

(4) Mr. Tompkins was elected as the President of the Company and was appointed to the Board of Directors of the Company on February 26, 1993. On that same date, he was elected by the Directors of Reading Company as the President and as a member of the Board of Directors of that corporation. Although the terms of Mr. Tompkins' employment with the Company and with Reading are independent of one another, Mr. Tompkins has advised the Company that he would not have accepted the positions at the Company if he had not been elected that same day to his current positions at Reading and that it was his understanding, based upon negotiations with the Chairman of the Board of the Company and of Reading, that, subject to the approval of the Directors of the Company and Reading, he would be serving in similar capacities at both the Company and Reading. The Company has been advised by Reading that Reading has no agreement or understanding with Mr. Tompkins with respect to his serving as an officer or director of the Company either in his individual capacity or on behalf of Reading. While no formal written agreement exists as to the terms of Mr. Tompkins employment, the Company agreed to provide Mr. Tompkins with a base salary of $180,000 for a two year term, typical senior executive fringe benefits package, a one year severance payment and a two year severance payment in the case of a change of control.

(5) Ms. Skophammer and the Company entered into a three year employment agreement as of October 7, 1991, her date of hire. Ms. Skophammer's agreement provides for pension benefits recognizing that the Company does not currently have a pension plan. The Company agreed to create a plan in which Ms. Skophammer will be provided with a pension benefit commensurate with her salary and position. In addition, the agreement provides that in the event of termination by the Company for any reason other than death, Ms. Skophammer would be entitled to receive on the date of termination her annual base compensation or in the event of a merger, acquisition or any restructuring of the Company in which there is a change of control, as defined, a severance payment equal to two years base compensation.

(6) In fiscal 1992 the Company entered into a two year Stock Appreciation Rights Agreement with Mr. Cotter pursuant to which he was granted stock appreciation rights with respect to 175,000 shares of Class A Common Preference Stock of the Company at $10.50 per share. During 1993, such agreement was terminated and replaced with an option to acquire 175,000 shares of the Company's Class A Common Preference Stock at $10.50 per share. In June 1995, in consideration of, among other things, Mr. Cotter's agreement to cancel his previously vested option rights and to extend his consulting agreement with the Company for an additional year with no increase in compensation, the Board canceled the option to purchase the 175,000 shares of Class A Common Preference Stock and approved the grant of an option to acquire 300,000 shares of the Company's Common Stock at an exercise price of $11.75 per share.

II.  OPTION GRANT TABLE

     The following table contains information concerning the grant of stock options by the Company during 1995.


                                                                                            POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                                          FOR OPTION TERM
                                             -----------------                             ----------------------------------------

                                                % OF TOTAL
                                OPTIONS      OPTIONS GRANTED     EXERCISE
                                GRANTED       IN FISCAL YEAR      PRICE      EXPIRATION
NAME                              (#)                             ($/SH)        DATE              5%                   10%
James J. Cotter                300,000(1)          100%           $11.75      6/11/2005       $1,485,000            $4,452,000

-------------------------
(1) Option to acquire shares of the Company's Common Stock.

     During fiscal 1995, the expiration date of Mr. Laheney's options, the terms of which are described herein under "Stock Option Plan", was extended to October 1997.

III. OPTION EXERCISES AND YEAR-END TABLE

     The following sets forth information with respect to the executives named in the Summary Compensation Table, concerning the exercise of options during 1995 and unexercised options as of September 30, 1995:

                                                                                                  VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED OPTION AT          IN-THE-MONEY
                                                 SHARES            SEPTEMBER 30, 1995             AT SEPTEMBER 30, 1995
      NAME                      SECURITY        EXERCISED       EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE(1)
      ----                      --------        ---------    -------------------------------    ----------------------------
James J. Cotter               Common Stock          0                   300,000/0                        $0/$0

S. Craig Tompkins               Class A             0                  8,750/8,750                   $3,281/$3,281
                                 Common
                            Preference Stock

Robin Skophammer              Common Stock          0                    15,000/0                        $0/$0

_______________
(1) Represents the amount by which the aggregate market price on September 30, 1995 of the shares subject to such options exceeded the exercise price of such options.

CERTAIN TRANSACTIONS

    In November 1995, Reading Company and the Company formed Reading International Cinemas LLC to develop and operate multiplex cinemas in Australia. Reading Company and the Company have each committed to make an initial contribution to Reading International Cinemas LLC of $5 million. The LLC agreement provides, among other things, that each party will have preemptive rights with respect to the provision of future capital and rights of first refusal regarding any proposed disposition of the other's interest in Reading International Cinemas LLC.

STOCK OPTION PLAN

    In August 1984, the Board of Directors adopted a Stock Option Plan (the "Plan") which provided for the issuance of options to purchase up to 200,000 shares of Common Stock through August 1994. Until August 1994, options could be granted to officers, directors and key employees who owned 10% or less of the total combined voting power and value of all classes of the Company's stock. Options were granted to employees on the basis of a high level of performance and efforts made to improve the financial performance of the Company. Under the terms of the Plan, participants could receive options to purchase Common Stock in the amounts and for the prices established by the stock option committee (the "Committee"); provided, however that the exercise price of the options could not be less than the fair market value of the underlying shares on the date of grant. Incentive stock options could be granted for a term up to ten years, and non-qualified options could be granted for a term up to ten years. Options granted under the Plan may be exercisable in such installments as the Committee determines. The Plan was amended in 1989 to conform to certain changes in the federal tax laws, including changes concerning the sequence in which incentive stock options may be exercised and the annual exercise limitation.

    Options granted may be exercised only by the optionee and are nontransferable except by will or under the laws of descent and distribution.
If the employment of an optionee is terminated within the term of the option for any reason other than death or disability, the option will terminate within three months from the date of such termination, as provided under the option agreement. Should the optionee die or become disabled during the term of the option, the option may be exercised by his personal representative within one year from the date of his death or disability: provided, however, that the option is otherwise exercisable and only to the extent that rights have accrued under option. In any event, all options expire no later than their stated expiration date. The aggregate fair market value of the Common Stock (determined at the time the options are granted) with respect to which incentive stock options may be exercised for the first time by an individual during any calendar year may not exceed $100,000.

    As of January 31, 1996, the executive officers and Directors of the Company held options to purchase an aggregate of 30,000 shares of Common Stock under this plan at an average exercise price per share of $13.3125. As of January 31, 1996, Mr. Laheney held an exercisable option which expires in October 1997 to purchase 15,000 shares and Ms. Skophammer held an exercisable option which expires in January 1997 to purchase 15,000 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently is composed of two outside directors, William D. Gould and Gerard P. Laheney. Messrs. Cotter, Perry, Laheney, Kane and Tompkins serve as members of Reading Company's Board of Directors and, as directors, approve decisions of Reading's Compensation Committee with respect to compensation of Reading's officers and directors. Messrs. Cotter, Perry and Kane are members of Reading's Executive Committee which serves as Reading's Compensation Committee. Messrs. Cotter, Gould and Tompkins serve as members of Citadel Holding Corporation's Board of Directors, and, as directors, approve decisions of Citadel's Compensation Committee with respect to compensation of Citadel's officers and directors. Messrs. Cotter and Gould are members of Citadel's Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation policies and programs are designed to attract and retain talented executives and motivate them to achieve the Company's business objectives that the Board of Directors believes will enhance stockholder value. Each of the Company's executive officers is employed pursuant to employment agreements. The principal terms of these arrangements, including salary and other base-level compensation, are described herein under "Summary Compensation Table".

    The Company's current compensation strategy is to supplement the executive officers' base level compensation with periodic discretionary cash bonuses in recognition of individual performance and stock option grants designed to link the executives' long term compensation to appreciation in stockholder value over time. To this end, the Compensation Committee from time to time recommends to the Board of Directors the award of performance bonuses and stock option grants to individual executive officers.

    Periodic cash bonuses and stock option awards for executive officers of the Company are determined primarily on the basis of the individual job performance of the executive officers and achievement of the Company's business objectives, but no particular weighting is given by the Compensation Committee to individual performance versus the achievement of corporate objectives. These variable elements in the compensation of the Company's executive officers recognize individual contributions and are determined based upon the level of the executive's responsibilities, the efficiency and effectiveness with which he or she oversees the matters under his or her supervision and the degree to which the officer has contributed to the accomplishment of major tasks that advance the Company's goals. In light of the nature of the executive officers' responsibilities, particularly the fact that they have overall corporate policy-making and administrative responsibilities but do not oversee operating businesses, the Compensation Committee's assessment of Mr. Cotter's performance and the performance of other executive officers is not based directly on corporate performance from a financial point of view. However, the Company's financial performance is one factor that affects the Compensation Committee's recommendation with respect to the overall level of compensation to be made for all executive officers as a group. In appropriate cases, the Compensation Committee takes into account in making its recommendations compensation received by executive officers for companies affiliated with the Company. Mr. Cotter, in his capacities as Chairman of the Board and Chief Executive Officer, is involved in the negotiation of employment arrangements with the Company's other executive officers, reviews executive performance with the Compensation Committee and is consulted with respect to the amounts of each other executive officer's discretionary bonus and stock option award, if any.

    On June 12, 1995, the Board of Directors, upon the recommendation of the Compensation Committee, approved the extension of Mr. Cotter's consulting agreement for an additional year ending September 30, 1997 with no increase in his base compensation. In connection with this extension, Mr. Cotter agreed to cancel his fully vested options to purchase 175,000 shares of Class A Preference Stock exercisable at $10.50 per share, and the Board, in lieu thereof, granted him an option to purchase 300,000 shares of Common Stock exercisable at $11.75 per share, which option is vested subject to partial divestiture upon certain conditions. On June 12, 1995, the day of the granting of this option, the closing price of the Company's Common Stock on the New York Stock Exchange was $10.25.

    In recommending this arrangement, the Compensation Committee believed it was highly desirable and in the best interests of stockholders that Mr. Cotter's services be secured for an additional one-year period. The grant of 125,000 options in excess of the number canceled, at a higher exercise price and subject to partial divestiture, was the consideration negotiated with Mr. Cotter in order to receive such an extension. The Committee believed that Mr. Cotter's continued demonstrated leadership ability was critical in the Company's attempts to enhance the value of its affiliates, Reading Company and Citadel Holding Corporation.

    Subject to an exception for "performance-based compensation", effective January 1, 1994, corporations generally will be denied a deduction for federal income tax purposes for compensation paid to senior executive officers to the extent that such compensation exceeds $1 million. This new law did not impact the Compensation Committee's deliberations with respect to 1993 and for 1994 the Company does not expect to pay any executive officer cash compensation in excess of the deductibility limit. The Compensation Committee is continuing to review the Company's compensation policies and programs in light of the new deductibility limit. The Compensation Committee and the Board of Directors, however, retain discretion and authorize the payment of compensation that does not qualify for income tax deductibility.


William D. Gould
Gerard P. Laheney

PERFORMANCE GRAPH

    The information set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company incorporates this information by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Acts.

    The following line graph compares the cumulative total stockholder return on Craig Corporation's Common Stock from September 30, 1990 through September 30, 1995 and Class A Common Preference Stock from the date of issuance in March 1990 through September 30, 1995 against the cumulative total return as calculated by Media General Financial Services ("MGFS") of (i) the New York Stock Exchange and
(ii) the MGFS total industry return index for retail trade - food stores.

    The past performance shown for the Company's common stock and Class A Common Preference Stock is not necessarily indicative of future performance.

                          FIVE YEAR CUMULATIVE RETURN



                        PERFORMANCE GRAPH APPEARS HERE

                                        CRAIG       NYSE       MG RETAIL
Measurement Period           CRAIG      CLASS A     STOCK      FOOD GROUP
(Fiscal Year Covered)        COMMON     COMMON      INDEX      INDEX
---------------------        ------     -------     -----      ----------
Measurement Pt-  1990        $100.00    $64.25*     $100.00    $100.00
FYE   1991                   $105.00    $68.63      $130.48    $124.38
FYE   1992                   $ 51.67    $40.89      $141.83    $122.20
FYE   1993                   $ 76.67    $65.71      $163.97    $143.17
FYE   1994                   $ 75.00    $63.52      $171.81    $158.90
FYE   1995                   $ 62.50    $51.84      $207.35    $167.76

* This stock was issued in March 1990.




    The graph assumes a one hundred dollar ($100) investment on September 30, 1990 and reinvestment of dividends on the date such dividends were declared.

INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young LLP has examined, as independent auditors, the consolidated financial statements of the Company since 1987. Ernst & Young LLP also serves as auditors the Company's affiliates, Stater Bros. Holdings Inc. and Reading Company. A representative of Ernst & Young will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

ANNUAL REPORT

    A copy of the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1995 (the "Annual Report") is enclosed.

STOCKHOLDER PROPOSALS

    Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's proxy statement for its 1996 Annual Meeting of Stockholders, must deliver such proposal in writing to the Secretary of the Company at the Company's principal executive offices at 550 South Hope Street, Suite 1825, Los Angeles, CA 90071, no later than November 29, 1996.

OTHER MATTERS

    The Board of Directors does not know of any other matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompany proxy to vote on such matters in accordance with their judgment.


                                   By Order of the Board of Directors,


                                   /s/ Robin W. Skophammer

                                  Robin W. Skophammer, Secretary


Dated:  February 5, 1996

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               CRAIG CORPORATION

  The undersigned hereby appoints S. Craig Tompkins and Robin W. Skophammer proxies, each with power to act without the other and with power of substitu-tion, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Craig Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held at the Four Seasons Hotel, The Almond Room, 300 South Doheny Drive, Los Angeles, CA 90048, on February 29, 1996 at 10:00 a.m. and at any and all or any adjourn-ment and postponement thereof.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



                             FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


1. ELECTION OF DIRECTORS          NOMINEES: James J. Cotter, S. Craig Tompkins,
                                  William D. Gould, Edward L. Kane, Gerard P.
FOR all nominees    WITHHOLD      Laheney and Ralph B. Perry III
listed to the       AUTHORITY
right (except       to vote       (Instruction: To withhold authority to vote
as marked to the    for all       for any individual nominee, write that
contrary)           nominees      nominee's name in the space provided below.)
                    listed to
                    the right     ---------------------------------------------

     [_]              [_]



                                  2. In their discretion, the Proxies are
                                     authorized to vote upon such other business as may properly come before the meeting.



                                     Please sign exactly as name appears below.
                                     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                     Dated: ___________________________, 1996

                                     ________________________________________

                                     ________________________________________
                                                   (Signature)

                                     ________________________________________
                                            (Signature, if held jointly)


                 PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                             FOLD AND DETACH HERE